Exhibit 99.1
Philips Speech Recognition Systems GmbH
Condensed Consolidated Interim Financial Statements (Unaudited)
Six Months Ended June 30, 2008 and 2007

Philips Speech Recognition Systems
Condensed Consolidated Interim Balance Sheets (Unaudited) <Note 1>
June 30, 2008 and December 31, 2007
(in EUR thousands)

	June 30,	December
	2008	31, 2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	281	325
Trade receivables, less allowance for doubtful accounts	6,953	7,006
Receivables from Philips	1,779	1,238
Government grant receivable	726	1,620
Other receivables	1,199	678
Inventories	95	40
Other current assets	68	—
Deferred income tax assets	3,959	3,959

Total current assets	15,060	14,866
Non-current assets
Deferred income tax assets	278	278
Property and equipment, net	362	239
Goodwill	5,336	4,168
Intangibles, net	2,503	2,761

Total non-current assets	8,479	7,446

Total assets	23,539	22,312

Liabilities and shareholder’s deficit / business deficit
Current liabilities:
Accounts payable	412	292
Payable to Philips	1,132	948
Deferred income	18,389	18,046
Accrued liabilities	4,138	2,230

Total current liabilities	24,071	21,516
Non-current liabilities
Pension and benefit plans	1,202	1,208
Deferred income tax liabilities	833	833

Total non-current liabilities	2,035	2,041

Total liabilities	26,106	23,557
Total shareholder’s deficit / Total business deficit
Philips net share in deficit	—	(1,393)
Share capital	500	—
Accumulated deficit	(3,215)	—
Accumulated other comprehensive income	148	148

Total shareholder’s deficit / Total business deficit	(2,567)	(1,245)

Total liabilities and shareholder’s deficit / business deficit	23,539	22,312

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Philips Speech Recognition Systems GmbH
Condensed Consolidated Interim Statements of Operations (Unaudited)
<Note 1>
Six months ended June 30, 2008 and 2007
(in EUR thousands)

	6 months ended June 30,
	2008	2007
	(unaudited)

Sales	9,852	9,803
Sales to Philips companies	2,637	1,750

Total Sales	12,489	11,553
Cost of sales	1,063	1,060

Gross profit	11,426	10,493
Software research and development expenses	4,648	4,726
Sales and marketing expenses	4,189	3,294
General and administrative expenses	1,598	546

Income from Operations	991	1,927
Financial income and expenses, net	(69)	(52)
Foreign currency transaction gains (losses)	(109)	(15)

Income before income taxes	813	1,860
Income tax expense	213	634

Net income	600	1,226

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Philips Speech Recognition Systems GmbH

Condensed Consolidated Interim Statements of Changes in Shareholder’s
Deficit and Comprehensive Income (Loss) (Unaudited) <Note 1>
Six months ended June 30, 2008
(in EUR thousands)

					Total
				Accumulated	Shareholders’s
			Philips	Other	deficit / Total
	Share	Accumulated	net share	Comprehensive	Business
	Capital	deficit	in deficit	Income	Deficit
Balance at December 31, 2007	—	—	(1,393)	148	(1,245)

Transfer	500	(1,893)	1,393	—	—
Net income (1)	—	600	—	—	600
Share based compensation	—	30	—	—	30
Contingent consideration paid for KIS	—	1,168	—	—	1,168
Net transactions with Philips	—	(3,120)	—	—	(3,120)

Balance at June 30, 2008	500	(3,215)	—	148	(2,567)

On March 17, 2008 Philips finalized the contribution of its speech recognition businesses to Philips Speech Recognition Systems GmbH accounted for as a transaction under common control. The transfer of Philips net share in the deficit of this business has been recorded in the Accumulated deficit in Philips Speech Recognition Systems GmbH’s shareholder’s equity and its share capital amounting to €500 was broken out. In addition net transactions with Philips are shown as an offset to shareholder’s equity in accumulated deficit.

(1) For the six month period ended June 30, 2008 net income is equal to comprehensive income.
The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Philips Speech Recognition Systems GmbH
Condensed Consolidated Interim Statements of Cash Flows (Unaudited)
<Note 1>
Six months ended June 30, 2008 and 2007
(in EUR thousands)

	Six months ended June 30,
	2008	2007
Cash flows from operating activities:
Cash flow from operating activities:
Net income	600	1,226
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation	69	24
Amortization	258	350
Other	—	27
Share based compensation expense	30	46
Change in assets and liabilities:
Trade receivable and other receivables	(468)	3,694
Inventories	(55)	117
Other current assets	(68)	(160)
Government grant receivable	894	—
Accounts payable and accrued liabilities	1,924	(1,490)
Deferred income	343	(971)
Receivables/payables to Philips	(357)	57
Pension and other benefit plans	(6)	81

Net cash provided by operating activities	3,164	3,001

Cash flow from investing activities:
Purchases of property and equipment	(88)	(39)

Net cash used in investing activities	(88)	(39)

Cash flow from financing activities:
Net cash transactions with Philips	(3,120)	(3,117)

Net cash used in financing activities	(3,120)	(3,117)

Net decrease in cash and cash equivalents	(44)	(155)

Cash and cash equivalents, beginning of period	325	269

Cash and cash equivalents, end of period	281	114

Non-cash investing information

Acquisition of KIS, net of cash	—	—
Contingent consideration for KIS acquisition	1,168	365
Acquisition of PSS, net of cash		779

Total non-cash investing information	1,168	1,144

Non-cash financing information
Capital lease	104	—

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Philips Speech Recognition Systems GmbH
Notes to Condensed Consolidated Interim Financial Statements
(unaudited)
June 30, 2008 and 2007
All amounts are stated in thousands of Euros, unless stated otherwise.
1. Background and Basis of Presentation
Background
Philips Speech Recognition Systems GmbH and Subsidiaries (the “Company” or “Philips Speech Recognition Systems”) is a business unit and subsidiary of Royal Dutch Philips Electronics N.V. (the “Parent” or “Philips”). Philips disposed of Philips Speech Recognition Systems and its speech recognition businesses. In order to facilitate this disposition, Philips transferred all of its speech recognition businesses to the Company in the first quarter of fiscal year 2008.
In these condensed interim financial statements, the collective group consists of Philips Speech Recognition Systems GmbH (“PSRS”), a company with limited liability in Austria, and its wholly owned subsidiaries SpeechMagic Holding GmbH (“SMH”), a company with limited liability in Austria, Philips Speech Solutions S.A. (“PSS”), a company with limited liability in Spain, and Kuhlmann Information Systems GmbH (“KIS”), a company with limited liability in Germany. KIS and PSS were contributed to the Company by Philips via a share transfer in the first quarter of fiscal year 2008. Since the Company and contributed entities were all entities under common control of Philips, the assets and liabilities of the contributed entities are carried forward at their historical amounts and their results of operations are consolidated with the Company’s results of operations.
The Company is a designer, developer, manufacturer, marketer and seller of speech recognition software for use in heavy-duty text generation environments such as medical facilities. The operational activities are mainly located in Vienna, Austria; Elmshorn, Germany and Barcelona and Sevilla, Spain. The Company markets its products principally under the Philips and SpeechMagic brand names.
Basis of Presentation
The condensed consolidated interim financial statements of the Company represent the financial statements of Philips Speech Recognition Systems GmbH and wholly owned subsidiaries SMH, KIS, and PSS and prior to the transfer mentioned above, the combined financial statements of these entities. These condensed consolidated interim financial statements have been derived from the consolidated financial statements and accounting records of Philips, principally using the historical results of operations, and historical basis of assets and liabilities of the speech recognition businesses. These condensed consolidated interim financial statements also include an allocation of the costs of certain corporate functions (management oversight, corporate services, basic research and brand campaign expense) historically provided by Philips and charged to the speech recognition businesses as well as certain pushdown adjustments. Additionally, the condensed consolidated interim financial statements include cash and related interest expense which has historically been allocated to the speech recognition businesses. Furthermore, the condensed consolidated interim financial statements present income taxes calculated on a separate return basis. Refer to note 8 of the condensed consolidated interim financial statements for further discussion.
These corporate function charges were made and actually invoiced by Philips to their Speech Recognition Businesses on either a specifically identifiable basis or using relative percentages, as compared to Philips’ other businesses, of total sales or other reasonable methods. Management believes the assumptions underlying the condensed consolidated interim financial statements to be a reasonable reflection of the utilization of services provided by Philips. The costs the Company will incur as a separate stand alone company may be higher or lower than in these condensed consolidated interim financial statements. Additionally, the Parent uses a worldwide centralized cash management and finance function, with the activity between the Company and the Parent reflected in transactions with Philips on the accompanying statement of shareholder’s deficit. The Company’s financing requirements are primarily met by cash transfers with Philips and are reflected in the financing section of the condensed consolidated interim statements of cash flows. These include net cash transfers to and from Philips for the settlement of various intercompany transactions and financing retirements with Philips. Accordingly, the condensed consolidated interim financial statements included herein may not necessarily reflect the Company’s results of operations, financial position and cash flows in the future or what its results of operations, financial position and cash flows would have been if the Company had been a stand alone company during the periods presented.
The condensed consolidated interim financial statements have been prepared in accordance with Generally Accepted Accounting Principles in the United States of America (“U.S. GAAP”). The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. On an ongoing basis, the Company evaluates its estimates, assumptions and judgments, including those related to revenue recognition; allowance for doubtful accounts and returns; the valuation of goodwill, other intangible assets and tangible long-lived assets; accounting for acquisitions; share-based payments; the obligation relating to pension and post-retirement benefit plans; income tax reserves and valuation allowances; and loss contingencies. The Company bases its estimates on historical experience and various other factors that are believed to be reasonable under the circumstances. Actual amounts could differ significantly from these estimates.
The accompanying condensed consolidated interim financial statements for the six months ended June 30, 2008 and 2007 are unaudited, with the December 31, 2007 amounts included herein derived from the audited combined financial statements at December 31, 2007. In the opinion of management these unaudited condensed consolidated interim financial statements include all adjustments (consisting of normal and recurring adjustments) necessary to present fairly the Company’s financial position at June 30, 2008 and results of operations and cash flows for the six-month periods ended June 30, 2008 and 2007.
Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been omitted from the condensed consolidated interim financial statements. These condensed consolidated interim financial statements should be read in conjunction with the combined financial statements and notes thereto as of December 31, 2007 and 2006 and for the years then ended. The results for the six-month period ended June 30, 2008 are not necessarily indicative of future results.
2. Relationship with Philips
Revenues
The Company designs and sells software to other Philips businesses in the normal course of business. Sales to other Philips businesses included in the condensed consolidated interim statements of operations amounted to €2,637 and €1,750 for the six months ended June 30, 2008 and 2007, respectively.
Cost of Services and Corporate Functions
Philips allocates the costs of certain corporate services and shared services to the Company based on a percentage of the Company’s sales. Shared services include personnel costs for support functions such as accounting, finance, audit, mergers and acquisition consultation. They also include non-personnel costs such as professional fees and other costs. The corporate overhead charges were charged to the Company based upon the Parent’s estimates of the costs for these activities as they would be utilized by an entity of the Company’s size, and calculated based on percentage of total sales. These costs are included within sales and marketing expenses and general and administrative expenses in the condensed consolidated interim statements of operations and were approximately €348 and €257 for the six months ended June 30, 2008 and 2007, respectively.
Certain other costs, including human resources services such as payroll, benefits administration, recruitment and training, as well as accounting services, information technology services, and purchasing services have been charged to the Company based on service level agreements and other contracts that include agreements on charges against actual costs. These amounts are included within sales and marketing expenses and general and administrative expenses in the condensed consolidated interim statements of operations and were approximately €1,135 and €1,191 for the six months ended June 30, 2008 and 2007, respectively.
The Company and Philips consider the allocation of the costs of the aforementioned services and functions to be reasonable. However, these amounts may not be representative of the costs necessary for the Company to operate as a stand-alone entity.
Accounts Receivable/Accounts Payable
Accounts receivable related to the sale of products to Philips businesses amounted to €1,779 and €1,238 as of June 30, 2008 and December 31, 2007, respectively.

Accounts payable related to the purchases of products and services amounted to €1,132 and €948 as of June 30, 2008 and December 31, 2007, respectively.
Cash Management and Financing
The Company participates in Philips’ worldwide cash management system under which the Company maintains bank accounts in specific banks directed by Philips. Such accounts are generally zero balanced, where possible, to the Philips global pool, allowing cash to be managed and centralized by Philips. The transfer of funds in and between the countries is accounted for via intercompany accounts. The balance of these intercompany financing arrangements has been presented as a component of shareholder’s deficit / business deficit.
Philips also maintains an in house banking arrangement that provides facilities for Philips entities to obtain funds for local short term funding requirements. Financing provided under these arrangements are included in shareholder’s deficit / business deficit. Longer term and structural financing, if any, provided to Philips legal entities either through specific intercompany loans with Philips or through third party financing would be classified under long-term debt. Interest income and expense of the legal entities under common control has been included in the condensed consolidated interim statement of operations.
Cash and related interest income and expense have been included in the condensed consolidated interim financial statements when such amounts relate to the Company’s dedicated legal entities. The amount of net interest expense charged by Philips in the condensed consolidated interim statements of operations for the six months ended June 30, 2008 was €69 (June 30, 2007: €52).
Derivatives
The Company’s transactions are denominated in a variety of currencies. The Company uses financial instruments to reduce its exposure to the effects of currency fluctuations. The Company generally hedges foreign currency exposures in relation to transaction exposures, such as forecasted sales and purchases and receivables/ payables resulting from such transactions. These exposures are generally hedged with forwards, which are concluded with Philips. There were no outstanding positions at June 30, 2008. At December 31, 2007, the derivative assets amounted to €153 and are included in other receivables on the condensed consolidated interim balance sheets.
Leases
KIS leases office space from Philips based on square meters occupied, plus a pro-rata share of operating costs. The current contract has a 5-year term until November 2012. The annual rental payment is €27 plus operating expenses and taxes.
In January 2008, the Company entered into a lease agreement with Philips for a variety of used technology equipment for which title transfers at the end of the lease term. The lease term is for 18 months with aggregate lease payments of approximately €104. As the title transfers at the end of the lease term, the Company has accounted for this lease a capital lease. The asset recorded is included in fixed assets in the consolidated balance sheet with a depreciable life of 18 months. The capital lease obligation is included in accrued liabilities. For purpose of the condensed consolidated interim statements of cash flows the asset and the capital lease obligation are considered non-cash investing and financing activity.
3. Acquisitions
The following acquisition was accounted for using the purchase method of accounting and, accordingly, the accompanying financial statements include the financial position and the results of operations from the date of acquisition. The acquisition was made at prices above the fair value of the acquired assets, resulting in goodwill, due to expectations of synergies of combining the businesses. These synergies include use of the Company’s existing infrastructure such as sales force, distribution channels and customer relations to expand sales of the acquired business’s products and use of the infrastructure of the acquired business to cost effectively expand sales of Company products.
On February 7, 2007, the Parent purchased all of the assets of PSS, a manufacturer of voice recognition software and technology for €1,219. As a result of the acquisition of PSS, intangible assets of approximately €342 were recorded. The acquisition of PSS broadened the Company’s product portfolio to include operations in Spain, further the Company’s sales operations outside of Austria. The results of operations for PSS have been included within the condensed consolidated interim statements of operations beginning with the acquisition date.
Philips has employed push down accounting in relation to the goodwill calculated as part of the purchase price allocations for the above acquisitions, and as such all amounts related to goodwill and identified intangibles are recorded at the related entity. The cash amounts were not pushed down by Philips to the Company.
For purpose of the condensed consolidated interim statements of cash flows for the six months ended June 30, 2007, the acquisition is considered a non-cash investing and financing activity.
The Company has completed its purchase price allocations for PSS. The fair value allocation based upon independent appraisals is as follows:

Subsidiary
PSS
Cash	440
Accounts receivable	1,110
Inventories	154
Property and equipment	21
Goodwill	1,830
Customer-related intangible assets	52
Technology-based intangible assets	19
Contract-related intangible assets	271
Other long term assets	44

Total assets acquired	3,941

—
Liabilities assumed	2,722

Total net assets acquired	1,219

Customer-related intangible assets are being amortized over a term of approximately 3-10 years. Technology-based intangible assets are amortized over a term of 4-5 years. Contract-related intangible assets are amortized over a period of 1 year.
Goodwill related to this acquisition in the amount of €101 is deductible for income tax purposes.
In April 2008, contingent payment of €1,168 was made by Philips relating to the 2006 acquisition of KIS. The amount was pushed down to the Company and recorded as additional goodwill. This item has been reflected as a non cash investing and financing activity for the purpose of the condensed consolidated interim statements of cash flow in the six months period ended June 30, 2008.
4. Inventories
Inventories, consisting of ancillary hardware (microphones), at June 30, 2008 and December 31, 2007 amounted to:

	June 30,	December
	2008	31, 2007
Finished goods	95	40

5. Property and Equipment
Property and equipment at June 30, 2008 and December 31, 2007 consisted of the following:

	Depreciable
	Lives in	June 30,	December
	Years	2008	31, 2007
Machinery and equipment	5-20	182	194

Other tangible fixed assets	3-5	571	369

		753	563

Less – Accumulated depreciation		(391)	(324)

Carrying value at June 30, 2008 and December 31, 2007		362	239

Depreciation expense, including the amortization of assets recorded under capital leases, for the six months ended June 30, 2008 and 2007 was approximately €69 and €51, respectively.

6. Goodwill
Goodwill as of June 30, 2008 consisted of the following:

Goodwill
Balance as of December 31, 2007	4,168
Changes in carrying value attributable to contingent consideration payments for 2006 acquisition	1,168

Balance as of June 30, 2008	5,336

7. Intangible Assets
Intangible assets are amortized over their estimated useful lives. The gross and net carrying values, as well as the weighted average estimated useful lives as of June 30, 2008 and December 31, 2007 are summarized in the tables below.

	June 30, 2008
				Weighted
	Gross		Net	Average
	Carrying	Accumulated	Carrying	Remaining
	Value	Amortization	Value	Life
Customer-related intangible assets	1,799	(331)	1,468	8.06

Marketing-Related Intangible Assets	349	(61)	288	8.25

Technology Based Intangible Assets	1,157	(410)	747	3.24
Contract Related Intangible Assets	271	(271)	—	—

	3,576	(1,073)	2,503

		December 31, 2007
				Weighted
	Gross		Net	Average
	Carrying	Accumulated	Carrying	Remaining
	Value	Amortization	Value	Life
Customer-related intangible assets	1,799	(236)	1,563	8.56
Marketing-Related Intangible Assets	349	(44)	305	8.75
Technology Based Intangible Assets	1,157	(287)	870	3.74
Contract Related Intangible Assets	271	(248)	23	0.08

	3,576	(815)	2,761

Amortization expense for the six months ended June 30, 2008 and 2007 was approximately €258 and €350, respectively, and is included in the following line items in the condensed consolidated interim statements of operations for the six month periods ended June 30:

	2008	2007
Cost of sales	114	125
Sales and marketing expenses	144	225

Total amortization expense	258	350

8. Income Taxes
The income tax expense on income before tax amounted to €213 and €634 in the six month periods ended June 30, 2008 and 2007, respectively.
The Company’s income taxes are calculated on a separate tax return basis. The Parent manages its income tax position for the benefit of its entire portfolio and its tax strategies are not necessarily reflective of the tax strategies that the Company would have followed on a standalone basis.
9. Subsequent Event
On September 26, 2008, Philips signed and executed a Share Purchase Agreement completing the Company’s acquisition by Nuance Communications, Inc.
Vienna, November 21, 2008